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                                                                        WACHOVIA
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The First National Bank of Atlanta
Post Office Box 12485
Wilmington, Delaware 19850                                         Exhibit 99.1

                       THE FIRST NATIONAL BANK OF ATLANTA
                       WACHOVIA CREDIT CARD MASTER TRUST

The undersigned, a duly authorized representative of the First National Bank of Atlanta ("FNBA"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of October 26, 1995 (the "Pooling and Servicing Agreement") by and between FNBA and The Bank of New York (Delaware), as trustee (the "Trustee") does hereby certify that:

     1.   FNBA is Servicer under the Pooling and Servicing Agreement.

     2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

     3. This certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

     4. A review of the activities of the Servicer during the period of October 26, 1995 to October 31, 1996 was conducted under the supervision of the undersigned.

     5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

     6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the under-signed to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such fault:

                                      None

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 27th day of November, 1996.

                                             /s/ D. G. Landrum
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                                             Douglas G. Landrum
                                             Vice President

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